UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2006

NATIONAL HOUSING PARTNERSHIP REALTY FUND I

(Exact name of Registrant as specified in its charter)

Maryland	0-13465	52-1358879
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

National Housing Partnership Realty Fund I (the “Registrant”) owns a 99% limited partnership interest in San Jose Apartments Limited Partnership (“San Jose”). On December 28, 2006, San Jose sold its investment property, San Jose Apartments, a 220-unit apartment complex located in San Antonio, Texas, to an affiliate of the Registrant’s general partner for a sales price of $4,500,000. After repayment of the mortgage encumbering San Jose’s investment property, payment of a portion of a deferred acquisition note held by an affiliate of the Registrant’s general partner and payment of other liabilities associated with San Jose’s investment property, the Registrant expects to receive a distribution from San Jose of approximately $500,000 of net sales proceeds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOUSING PARTNERSHIP REALTY FUND I

By:

The National Housing Partnership,

its sole General Partner

By:

National Corporation for Housing Partnerships,

its sole General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

January 4, 2007